                                                                     Exhibit 4.1

    ----------------------------------------------------------------------


                           TRANSFER AND SERVICING AGREEMENT


                                        AMONG


                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
                                        ISSUER


                             ANTIGUA FUNDING CORPORATION
                                      DEPOSITOR


                               AT&T CAPITAL CORPORATION
                      IN ITS INDIVIDUAL CAPACITY AND AS SERVICER



           ---------------------------------------------------------------
                                  INDENTURE TRUSTEE



                  -------------------------------------------------

                            DATED AS OF SEPTEMBER 1, 1996


                  -------------------------------------------------


    ----------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .    1
    SECTION 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . .    1
    SECTION 1.2.   Usage of Terms. . . . . . . . . . . . . . . . . . . .    9
    SECTION 1.3.   Calculations  . . . . . . . . . . . . . . . . . . . .    9
    SECTION 1.4.   Section References  . . . . . . . . . . . . . . . . .   10
    SECTION 1.5.   No Recourse . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE II   CONVEYANCE OF CONTRACTS . . . . . . . . . . . . . . . . . .   11
    SECTION 2.1.   Conveyance of Contracts and Related Assets  . . . . .   11
    SECTION 2.2.   Custody of Contract Files . . . . . . . . . . . . . .   11
    SECTION 2.3.   Transfer of Funds in Escrow Account . . . . . . . . .   13
    SECTION 2.4.   Representations and Warranties of Depositor . . . . .   13
    SECTION 2.5.   Nonpetition Covenant  . . . . . . . . . . . . . . . .   15
    SECTION 2.6.   Purchase of Contracts Upon Breach of Representations
                     and Warranties  . . . . . . . . . . . . . . . . . .   16
    SECTION 2.7.   Further Assurances. . . . . . . . . . . . . . . . . .   16

ARTICLE III  ADMINISTRATION AND SERVICING OF CONTRACTS . . . . . . . . .   17
    SECTION 3.1.   Duties of the Servicer  . . . . . . . . . . . . . . .   17
    SECTION 3.2.   Collection of Contract Payments; Modifications of
                     Contracts . . . . . . . . . . . . . . . . . . . . .   18
    SECTION 3.3.   Realization Upon Contracts  . . . . . . . . . . . . .   19
    SECTION 3.4.   Insurance, Maintenance and Taxes  . . . . . . . . . .   21
    SECTION 3.5.   Maintenance of Security Interests in Equipment  . . .   23
    SECTION 3.6.   Covenants, Representations, and Warranties of
                     Servicer  . . . . . . . . . . . . . . . . . . . . .   23
    SECTION 3.7.   Sub-Servicers . . . . . . . . . . . . . . . . . . . .   25
    SECTION 3.8.   Total Servicing Fee; Payment of Expenses by
                     Servicer  . . . . . . . . . . . . . . . . . . . . .   25
    SECTION 3.9.   Servicer's Certificate  . . . . . . . . . . . . . . .   26
    SECTION 3.10.  Annual Statement as to Compliance; Notice of
                     Servicer Termination Event  . . . . . . . . . . . .   26
    SECTION 3.11.  Annual Independent Accountants' Report  . . . . . . .   27
    SECTION 3.12.  Access to Certain Documentation and Information
                     Regarding Contracts . . . . . . . . . . . . . . . .   28
    SECTION 3.13.  Certain Duties of the Servicer under the Trust
                     Agreement . . . . . . . . . . . . . . . . . . . . .   28
    SECTION 3.14.  Duties of the Servicer under the Indenture  . . . . .   28

    SECTION 3.15.  Fidelity Bond . . . . . . . . . . . . . . . . . . . .   30

ARTICLE IV   COLLECTIONS AND DEPOSITS  . . . . . . . . . . . . . . . . .   31
    SECTION 4.1.   Initial Deposit . . . . . . . . . . . . . . . . . . .   31
    SECTION 4.3.   Application of Collections  . . . . . . . . . . . . .   32
    SECTION 4.4.   Net Deposits  . . . . . . . . . . . . . . . . . . . .   33
    SECTION 4.5.   Expiration of Lease Contracts . . . . . . . . . . . .   33

ARTICLE V    TERMINATION . . . . . . . . . . . . . . . . . . . . . . . .   34
    SECTION 5.1.   Optional Purchase of All Contracts;
                     Liquidation of Trust Estate . . . . . . . . . . . .   34

ARTICLE VI   THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . .   35
    SECTION 6.1.   Liability of Depositor  . . . . . . . . . . . . . . .   35
    SECTION 6.2.   Merger or Consolidation of, or Assumption of the
                     Obligations of, Depositor; Amendment of
                     Certificate of Incorporation  . . . . . . . . . . .   35
    SECTION 6.3.   Limitation on Liability of Depositor and Others . . .   36
    SECTION 6.4.   Depositor May Own Certificates or Notes . . . . . . .   36

ARTICLE VII  THE SERVICER  . . . . . . . . . . . . . . . . . . . . . . .   37
    SECTION 7.1.   Liability of Servicer; Indemnities  . . . . . . . . .   37
    SECTION 7.2.   Merger or Consolidation of, or Assumption of the
                     Obligations of, the Servicer  . . . . . . . . . . .   38
    SECTION 7.3.   Limitation on Liability of Servicer and Others  . . .   38
    SECTION 7.4.   Servicer Not to Resign  . . . . . . . . . . . . . . .   39
    SECTION 7.5.   Corporate Existence . . . . . . . . . . . . . . . . .   39

ARTICLE VIII SERVICER TERMINATION EVENTS . . . . . . . . . . . . . . . .   40
    SECTION 8.1.   Servicer Termination Event  . . . . . . . . . . . . .   40
    SECTION 8.2.   Consequences of a Servicer Termination Event  . . . .   41
    SECTION 8.3.   Indenture Trustee to Act; Appointment of Successor  .   42
    SECTION 8.4.   Notification to Certificateholders and Noteholders  .   43
    SECTION 8.5.   Waiver of Past Defaults . . . . . . . . . . . . . . .   43

ARTICLE IX   MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . .   44
    SECTION 9.1.   Amendment . . . . . . . . . . . . . . . . . . . . . .   44
    SECTION 9.2.   Protection of Title to Trust Property . . . . . . . .   45
    SECTION 9.3.   Governing Law . . . . . . . . . . . . . . . . . . . .   47
    SECTION 9.4.   Severability of Provisions  . . . . . . . . . . . . .   47
    SECTION 9.5.   Assignment  . . . . . . . . . . . . . . . . . . . . .   47
    SECTION 9.6.   Third-Party Beneficiaries . . . . . . . . . . . . . .   47
    SECTION 9.7.   Counterparts  . . . . . . . . . . . . . . . . . . . .   47
    SECTION 9.8.   Intention of Parties  . . . . . . . . . . . . . . . .   48
    SECTION 9.9.   Notices . . . . . . . . . . . . . . . . . . . . . . .   48
    SECTION 9.10.  Limitation of Liability . . . . . . . . . . . . . . .   48

                                       EXHIBITS

Exhibit A-1    --   Schedule of Lease Contracts

Exhibit A-2    --   Schedule of Loan Contracts

Exhibit B --   Form of Servicer's Certificate

          THIS TRANSFER AND SERVICING AGREEMENT, dated as of September 1, 1996, is made among Capita Equipment Receivables Trust 1996-1 (the "Issuer"), Antigua Funding Corporation, a Delaware corporation, as Depositor (the "Depositor"), AT&T Capital Corporation, a Delaware corporation, in its individual capacity and as Servicer (in its individual capacity, "TCC"; in its capacity as Servicer, the
"Servicer"), and                                 , a
           , as trustee under the Indenture hereinafter referred to (the "Indenture Trustee").

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.1. DEFINITIONS. All terms defined in the Indenture, the Trust Agreement or the Cash Collateral Account Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in Section 3.11.

          ACCOUNTING DATE: With respect to a Payment Date, the last day of the related Collection Period.

          ADMINISTRATIVE FEE: With respect to any Collection Period, all administrative fees, expenses and charges collected on the Contracts during such Collection Period, including late fees, documentation fees and insurance administration charges.

          AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          AGREEMENT OR "THIS AGREEMENT": This Transfer and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

          BOOK VALUE: With respect to any Equipment, the value of such Equipment as shown on the accounting books and records of TCC as of the Cut-Off Date.

          BUSINESS DAY:  Any day other than a Saturday, Sunday, legal holiday or
other day on which commercial banking institutions in                  ,
        , or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

          COLLECTION ACCOUNT: The account designated as such in, and established and maintained pursuant to, Section 8.02 of the Indenture.

          COLLECTION PERIOD: With respect to a Payment Date, the calendar month preceding the month in which such Payment Date occurs (such calendar month being referred to as the "related" Collection Period with respect to such Payment
Date). With respect to an Accounting Date, the calendar month in which such Accounting Date occurs is referred to herein as the "related" Collection Period to such Accounting Date.

          COLLECTION RECORDS: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Contracts.

          CONTRACT FILE: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Contract.

          CONTRACT POOL PRINCIPAL BALANCE: With respect to any Payment Date, the sum of the Contract Principal Balances (computed as of the related Accounting Date) for all Contracts.

          CONTRACT PRINCIPAL BALANCE:  As of any Accounting Date:

          (i) in the case of a Lease Contract, the present value of the unpaid Scheduled Payments due on such Lease Contract after such Accounting Date (excluding all Scheduled Payments due on or prior to, but not received as of, such Accounting Date, as well as any Scheduled Payments due after, but received as of, such Accounting Date) discounted monthly at the rate of
         % per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period), and

          (ii) in the case of a Loan Contract, the unpaid principal balance of such Loan Contract as of such Accounting Date (after giving effect to any Scheduled Payments due on or prior to such Accounting Date, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such Accounting Date, received as of such Accounting Date);

PROVIDED that (a) for purposes of computing the Monthly Principal Amount for a given Payment Date (as well as all Payment Dates thereafter), the Contract Principal Balance of any Contract which became a Liquidated Contract during the related Collection Period or was required to be purchased by TCC as of the last day of the related Collection Period in accordance with Section 2.6, will be deemed to be zero on and after the last day of such Collection Period, and (b) for purposes of computing the Requisite Cash Collateral Amount for a given Payment Date (as well as all Payment Dates thereafter), the Contract Principal Balance of any Contract which became a Liquidated Contract (other than by virtue of clause (ii) of the definition thereof) during the related Collection Period or became a Purchased Contract as of the related Deposit Date, will be deemed to be zero on and after the last day of the related Collection Period.

          CONTRACT REPRESENTATIONS AND WARRANTIES:  As defined in Section 2.6.

          CONTRACTS:  The Lease Contracts and the Loan Contracts.

          CORPORATE TRUST OFFICE: With respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office on the date of
execution and delivery of this Agreement is located at                       ,
Attention:                            ; the telecopy number for the Corporate
Trust Office of the Owner Trustee on the date of execution and delivery of this
Agreement is                        ; with respect to the Indenture Trustee, the
principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office is located at
                 , Attention:                              ; the telecopy number
for the Corporate Trust Office of the Indenture Trustee on the date of execution
and delivery of this Agreement is                     .

          CUT-OFF DATE:  September 1, 1996.

          CUT-OFF DATE CONTRACT POOL PRINCIPAL BALANCE:  $                  .

          Deposit Date: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

          DEPOSITOR: Antigua Funding Corporation, a Delaware corporation, or its successor in interest pursuant to Section 6.2.

          DETERMINATION DATE: With respect to any Collection Period, the Business Day immediately preceding the related Payment Date.

          ELIGIBLE SERVICER: TCC, the Indenture Trustee or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables comparable to the Contracts, (ii) is legally qualified and has the capacity to service the Contracts, (iii) has demonstrated the ability professionally and competently to service a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts with reasonable skill and care, and (iv) has available software which is adequate to perform its duties and responsibilities under this Agreement.

          EQUIPMENT: With respect to any Contract, the property which is leased or purchased pursuant to such Contract, or which otherwise provides security for the payment of amounts payable thereunder.

          EQUIPMENT ACCOUNT: The account designated as such in, and established and maintained pursuant to, Section 5.1 of the Trust Agreement.

          EQUITY CERTIFICATE MAJORITY: Holders of Equity Certificates representing more than 50% of the Principal Balance of the Equity Certificates.

          INDENTURE: The Indenture, dated as of September 1, 1996, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

          INDENTURE TRUSTEE: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

          INDEPENDENT ACCOUNTANTS:  As defined in Section 3.11(a).

          INSURANCE, MAINTENANCE AND TAX ACCOUNTS: The accounts which are established and maintained pursuant to Section 3.4(a).

          INSURANCE POLICY: With respect to a Contract, any insurance policy benefiting the lessor or secured party under the Contract providing loss or physical damage, theft, mechanical breakdown or similar coverage with respect to the Equipment or the Obligor.

          ISSUER:  Capita Equipment Receivables Trust 1996-1.

          LEASE CONTRACTS: The lease contracts listed on Exhibit A-1 hereto and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the CutOff Date), (ii) Prepayments, (iii) payments made after the original term of such contracts, (iv) payments to be applied by the Servicer to the payment of insurance premiums, maintenance, taxes or other similar obligations, (v) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the lessor in the related Equipment, Insurance Policies and any other security for the payment of amounts due under such contracts.

          LIEN: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

          LIQUIDATED CONTRACT: With respect to any Collection Period, a Contract as to which, during such Collection Period, (i) the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds (including any proceeds of insurance to be applied as described in Section 3.4(c)(ii)) which, in the Servicer's reasonable judgment, can be collected under such Contract, following a default thereunder or upon damage to or destruction of such Equipment (if such Equipment is not to be replaced in accordance with Section 3.4(c)(i)), or (ii) 10% or more of a Scheduled Payment shall have become 180 days delinquent.

          LIQUIDATION PROCEEDS: With respect to a Liquidated Contract, all amounts realized with respect to such Contract (including any insurance proceeds received with respect to damaged or destroyed Equipment which are not to be applied to the repair, restoration or replacement of such Equipment) net of (i) reasonable expenses incurred by or on behalf of the Servicer in connection with the collection of such Contract and the maintenance, repossession and disposition of the Equipment (including taxes and insurance premiums, to the extent in excess of amounts available therefor in the Insurance, Maintenance and Tax Accounts, as well as attorneys' fees) and (ii) amounts that are required to be refunded to the Obligor on such Contract; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Contract shall in no event be less than zero. The Liquidation Proceeds in respect of any Contract shall be allocated as follows: (1) with respect to any Loan Contract, all such Liquidation Proceeds shall be allocated to the Notes and the Equity Certificates; and (2) with respect to any Lease Contract, such Liquidation Proceeds shall be allocated pro rata between the Notes and the Equity Certificates, on the one hand, and the Equipment Certificate, on the other, based upon the Required Payoff Amount for such Contract and the Book Value of the related Equipment, respectively; PROVIDED that, in the event the Liquidation Proceeds in respect of any Lease Contract exceed the sum of the Required Payoff Amount for such Contract and the Book Value of the related Equipment, any such excess shall be allocated solely to the Equipment Certificate.

          LOAN CONTRACTS: The installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables listed on Exhibit A-2 hereto and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments, (iii) payments made after the original term of such contracts, (iv) payments to be applied by the Servicer to the payment of insurance premiums, maintenance, taxes or other similar obligations, (v) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the secured party in the related Equipment, Insurance Policies and any other security for the payment of amounts due under such contracts.

          MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Contracts, including the following with respect to each Contract: the account number; Obligor name; Obligor address; Obligor phone number; original term; current remaining term; number of remaining Scheduled Payments: origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; collateral description; days currently delinquent; contract extensions to date; amount, if any, of insurance premium and premium reimbursement collected; amount of the Scheduled Payment; and past due late charges, if any.

          NOTE DISTRIBUTION ACCOUNT: The account designated as such in, and established and maintained pursuant to, Section 8.04 of the Indenture.


          NOTE MAJORITY: As to each class of Notes, Holders of Notes representing a majority of the Principal Balance of such Class of Notes.

          OBLIGOR: The lessee, borrower, purchaser or any other Person or Persons who are obligated to make payments under a Contract.

          OPINION OF COUNSEL: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Owner Trustee and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee, to the Indenture Trustee.

          ORIGINATORS: AT&T Capital Leasing Services, Inc., AT&T Credit Corporation, NCR Credit Corp. and AT&T Commercial Finance Corporation (Portland Division).

          OWNER TRUSTEE:                                          , acting not
individually but solely as trustee, or its successor in interest, and any successor Owner Trustee appointed as provided in the Trust Agreement.

          PAYMENT DATE:  The        day of each calendar month, or if such
 day is not a Business Day, the next succeeding Business Day, commencing October
    , 1996.

          PERSON: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

          PLEDGED REVENUES: (i) All Scheduled Payments on the Contracts received on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any Prepayments received on the Contracts on or after the Cut-Off Date; (iii) the Purchase Amount of any Contracts purchased by TCC in accordance with Section 2.6 (other than any portion thereof attributable to the Book Value of the Equipment); (iv) the amount paid by the Depositor to purchase the Contracts pursuant to Section 5.1 (other than any portion thereof attributable to the Book Value of the Equipment); (v) that portion of the Liquidation Proceeds received in respect of any

Contracts on or after the Cut-Off Date and allocated to the Notes and the Equity Certificates; and (vi) any earnings on the investment of amounts credited to the Collection Account and the Note Distribution Account.

          PREPAYMENT: With respect to any Collection Period for any Contract, a voluntary prepayment during such Collection Period of amounts due and owing under such Contract; PROVIDED that the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount for such Contract shall not constitute Pledged Revenues but shall be allocated to the Equipment Certificateholder.

          PRINCIPAL BALANCE: As of any date, (i) when used with respect to a Class of Notes, the original principal balance of such Class, less all distributions previously made to such Class in respect of principal, and (ii) when used with respect to the Equity Certificates, the original principal balance of such Certificates, less all distributions previously made to such Certificates in respect of principal.

          PURCHASE AGREEMENT: The Purchase and Sale Agreement, dated as of September 1, 1996, among TCC, the Originators and the Depositor.

          PURCHASE AMOUNT: With respect to a Contract required to be purchased by TCC in accordance with Section 2.6, the sum of (i) the Required Payoff Amount for such Contract as of the Accounting Date on which such obligation to so purchase arises, plus (ii) the Book Value of the related Equipment.

          PURCHASED CONTRACT: As of any Deposit Date, any Contract which TCC has purchased as of the related Accounting Date, as required by Section 2.6, and as to which the Purchase Amount has been deposited in the Collection Account (as to that portion thereof relating to the Required Payoff Amount for such Contract) and the Equipment Account (as to that portion thereof, if any, relating to the Book Value of the related Equipment), as appropriate, by the Servicer on or before such Deposit Date.

          RELATED DOCUMENTS: The Trust Agreement, the Indenture, the Certificates, the Notes, the Purchase Agreement and the Cash Collateral Account Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          REQUIRED PAYOFF AMOUNT: With respect to any Collection Period for any Contract, the sum of (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods but not yet received, plus (ii) the Contract Principal Balance of such Contract (after taking into account the Scheduled Payment due in such Collection Period).

          RESPONSIBLE OFFICER: When used with respect to the Servicer, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

          SCHEDULE OF CONTRACTS: Collectively, the schedules of Lease Contracts and Loan Contracts (which shall be made available to the parties hereto on a computer disk or other data storage medium) attached hereto as (or described in) Exhibit A-1 and Exhibit A-2, respectively.

          SCHEDULED PAYMENT: With respect to any Collection Period for any Contract during the term of such Contract (without giving effect to any end-of-term extensions or renewals thereof), the scheduled payment or payments due under such Contract in such Collection Period other than those portions of such payments which, under such Contract, are to be (i) applied by the Servicer to the payment of insurance premiums, maintenance, taxes and other similar obligations, or (ii) retained by the Servicer in payment of Administrative Fees.

          SERVICER: AT&T Capital Corporation, its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, any successor Servicer.

          SERVICER TERMINATION EVENT:  An event described in Section 8.1.

          SERVICER'S CERTIFICATE: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit B.

          SERVICING ACCOUNT:  The account established pursuant to Section
4.2(a).

          SERVICING FEE: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Contract Pool Principal Balance determined as of the last day of the preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Cut-Off Date, the Contract Pool Principal Balance as of the Cut-Off Date).

          SERVICING FEE RATE:           % per annum.

          SUB-SERVICER: The Person named as servicer or sub-servicer in any agreement between the Servicer and such Person by which such Person is contractually obligated to perform on the Servicer's behalf all or a part of the servicing obligations described herein.

          TCC:  AT&T Capital Corporation, a Delaware corporation.

          TOTAL SERVICING FEE: The sum of the Servicing Fee, the Administrative Fees and any earnings on the investment of amounts in the Servicing Account.

          TRUST ACCOUNTS: The Escrow Account, the Collection Account, the Note Distribution Account, the Servicing Account, the Insurance, Maintenance and Tax Accounts and such other accounts as may be established in the name of the Issuer or the

Trustee pursuant to the Trust Agreement or this Agreement.

          TRUST AGREEMENT: The Trust Agreement, dated as of September 1, 1996, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

          UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

          SECTION 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.3. CALCULATIONS. All calculations of the amount of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Contract Principal Balance of a Contract as of any date shall refer to the close of business on such date.

          SECTION 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

          SECTION 1.5. NO RECOURSE. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Depositor, TCC, the Servicer, the Indenture Trustee or the Owner Trustee or of any predecessor or successor of the Depositor, TCC, the Servicer, the Indenture Trustee or the Owner Trustee.

                                      ARTICLE II

                               CONVEYANCE OF CONTRACTS

          SECTION 2.1. CONVEYANCE OF CONTRACTS AND RELATED ASSETS. Subject to the terms and conditions of this Agreement, the Depositor, pursuant to the mutually agreed upon terms contained herein, hereby transfers, assigns, and otherwise conveys to the Issuer, without recourse (but without limitation of its obligations in this Agreement), all of the right, title and interest of the Depositor in and to (1) the Contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments, (iii) payments made after the original term of such Contracts, (iv) payments to be applied by the Servicer to the payment of insurance premiums, maintenance, taxes or other similar obligations, (v) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), all rights of the lessor or the secured party, as the case may be, in the related Equipment (including all rights, if any, the lessor or the secured party may have against the vendor of the Equipment), Insurance Policies and any other security for the payment of amounts due under the Contracts, all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof, all items contained in the related Contract Files, any and all other documents that are kept on file in accordance with the applicable Originator's customary procedures relating to the Contracts, and all proceeds of the foregoing, (2) the Purchase Agreement, and (3) the Depositor's rights (but not its obligations) under the Cash Collateral Account Agreement.

          SECTION 2.2.  CUSTODY OF CONTRACT FILES.

          (a) The Owner Trustee, on behalf of the Issuer, hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (with respect to each Contract), which are, as of the date of execution and delivery of this Agreement, in the possession of the Servicer or its agents:

               (i) The fully executed original of the Contract or a facsimile copy thereof (together with any agreements modifying the Contract, including, without limitation, any extension agreements);

               (ii) Documents evidencing or related to any Insurance Policy, or copies thereof; and

               (iii) Such documents, if any, that the applicable Originator keeps on file in accordance with its customary procedures indicating that the Equipment is owned or leased by the Obligor and subject to the interest of the lessor or secured party.

          (b) The Servicer agrees to maintain the Contract Files at the locations where they are currently maintained, or at such other locations as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

          (c) As custodian, the Servicer shall have and perform the following powers and duties:

               (i) hold the Contract Files on behalf of the Equity Certificateholders, the Equipment Certificateholder, the Owner Trustee, the Noteholders and the Indenture Trustee, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and certify to the Trustee annually that it continues to maintain possession of such Contract Files;

               (ii) implement written policies and procedures with respect to persons authorized to have access to the Contract Files and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

               (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Equity Certificateholders, the Equipment Certificateholder, the Owner Trustee, the Noteholders and the Indenture Trustee.

          (d) In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Equity Certificateholders, the Equipment Certificateholder, the Owner Trustee, the Noteholders and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Equity Certificateholders, the Equipment Certificateholder, the Owner Trustee, the Noteholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; PROVIDED, HOWEVER, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any Equity Certificateholder, the Equipment Certificateholder, the Owner Trustee, any Noteholder or the Indenture Trustee.

          SECTION 2.3. TRANSFER OF FUNDS IN ESCROW ACCOUNT. The Indenture Trustee is hereby directed, upon conveyance of the Contracts and other Trust Property in accordance with Section 2.1 and satisfaction of the other conditions contained in Section

8.05(b) of the Indenture, to transfer all amounts on deposit in the Escrow Account created under the Indenture to or upon the order of the Depositor.

          SECTION 2.4. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR. By its execution of this Agreement, the Depositor makes the following representations and warranties. Unless otherwise specified, such representations and warranties speak as of the date of execution and delivery of this Agreement.

               (a) ORGANIZATION AND GOOD STANDING. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Contracts and the other property transferred to the Issuer.

               (b) DUE QUALIFICATION. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

               (c) POWER AND AUTHORITY. The Depositor has the power and authority to execute and deliver this Agreement and the Depositor's Related Documents and to carry out the terms hereof and thereof; the Depositor has full power and authority to transfer and assign the Trust Property to be transferred and assigned to and deposited with the Issuer by it and has duly authorized such transfer and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Depositor's Related Documents have been duly authorized by the Depositor by all necessary corporate action.

               (d) NO CONSENT REQUIRED. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

               (e) VALID TRANSFER; BINDING OBLIGATIONS. This Agreement effects a valid transfer and assignment of the Contracts and the other Trust Property, enforceable against the Depositor and creditors of and purchasers from the Depositor; and this Agreement and the Depositor's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (f) NO VIOLATION. The execution and delivery of this Agreement and the Related Documents, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

               (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Equity Certificates or the Notes.

               (h) PLACE OF BUSINESS. The principal executive offices of the Depositor are in __________, and the offices where the Depositor keeps its records concerning the Contracts and related documents are in _______.

               (i) REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement relating to the Notes has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Securities and Exchange Commission.

               (j) FILINGS. Since the effective date of the Registration Statement relating to the Notes, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

               (k) GOOD TITLE. Immediately prior to the transfer and assignment of the Contracts to the Issuer pursuant to Section 2.1, the Depositor had good title thereto and was the sole owner thereof, free of any Lien.

               (l) NO IMPAIRMENT. No person has a participation in or other right to receive Scheduled Payments under any Contract, and the Depositor has taken no action to convey any right to any Person that would result in such Person having a right to Scheduled Payments received with respect to any Contract.

               (m) LAWFUL ASSIGNMENT. No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the transfer and assignment of such Contract from the Depositor to the Issuer under this Agreement. Each Contract may be sold, assigned and transferred by the Depositor to the Issuer without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, is not material) that require notification of the assignment to the Obligor, which notification will have been given by the Servicer not later than 30 days following the Merger Consummation Date, and (ii) Contracts which require the consent of the Obligor, which consent has been obtained.

               (n) ALL FILINGS MADE. All filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien or ownership interest in the Contracts has been made, taken or performed.

          SECTION 2.5. NONPETITION COVENANT. None of the Depositor, the Servicer, the Owner Trustee (in its individual capacity or on behalf of the Trust) nor TCC shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          SECTION 2.6. PURCHASE OF CONTRACTS UPON BREACH OF REPRESENTATIONS AND WARRANTIES. Concurrently with the execution and delivery of this Agreement, TCC, the Originators and the Depositor have entered into the Purchase Agreement, the rights of the Depositor under which have been assigned by the Depositor to the Issuer pursuant to Section 2.1. Under the Purchase Agreement, TCC and the Originators have made certain representations and warranties to the Depositor with respect to the Contracts (the "Contract Representations and Warranties"). As of the second Accounting Date following its discovery or its receipt of notice of any breach of the Contract Representations and Warranties that materially and adversely affects the value of any Contract (including any Liquidated Contract), TCC shall, unless such breach shall have been cured in all material respects, purchase such Contract and the related Equipment from the Issuer and, on or before the related Deposit Date, TCC shall pay the Purchase Amount to the Servicer on behalf of the Owner Trustee. The obligations of the Depositor with respect to any such breach of representations and warranties shall be limited to taking any and all actions necessary to enable the Owner Trustee to enforce directly the obligations of TCC under the Purchase Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of TCC to purchase any Contract, together with the related Equipment, as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against TCC for such breach available to the Owner Trustee on behalf of the Equity Certificateholders and the Equipment Certificateholder or the Indenture Trustee on behalf of the Noteholders.

          In addition to the foregoing and notwithstanding whether the Contract and related Equipment shall have been purchased by TCC, TCC shall indemnify the Equity Certificateholders, the Equipment Certificateholder, the Owner Trustee, the Issuer, the Noteholders and the Indenture Trustee against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     SECTION 2.7. FURTHER ASSURANCES. Following the Closing Date, the Depositor shall, at the reasonable request of the Owner Trustee, the Indenture Trustee or the Servicer, and at the Depositor's expense, execute and deliver any further instruments of transfer or other documents, and shall take all such other actions that may be necessary, appropriate or desirable, to fully convey the Contracts to the Issuer or otherwise to evidence, effectuate or implement the transactions contemplated hereby. In addition, the Depositor, as agent for the Issuer, shall defend the Contracts against any and all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Issuer.

                                     ARTICLE III

                      ADMINISTRATION AND SERVICING OF CONTRACTS

          SECTION 3.1. DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of institutions which service equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as TCC is the Servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time. The Servicer may at any time change its credit and collection policies and procedures:
PROVIDED that any such change shall not materially impair the collectibility of any Contract nor the Servicer's ability to perform its obligations under this Agreement. The Servicer's duties shall include, without limitation, billing, collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending invoices to Obligors, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Equipment and performing the other duties specified herein. The Servicer shall also administer and enforce all material rights and responsibilities of the lessor or secured party under the Contracts provided for in the Insurance Policies, to the extent that such Insurance Policies relate to the Contracts, the Equipment or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner Trustee to execute and deliver, on behalf of the Equity Certificateholders, the Equipment Certificateholder and the Issuer or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and with respect to the Equipment; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any Scheduled Payment under any Contract or waive the right to collect any unpaid Scheduled Payment under any Contract from the Obligor, except that the Servicer may forego collection efforts if it would forego collection in accordance with its credit and collection policies and procedures or its customary business practices. The Servicer is hereby authorized to commence, in its own name (or in the name of the Issuer, PROVIDED the Servicer has obtained the Owner Trustee's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Contract pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Contract, an Obligor or the related Equipment. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Owner Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          SECTION 3.2. COLLECTION OF CONTRACT PAYMENTS; MODIFICATIONS OF CONTRACTS.

          (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable contracts that it services for itself or others and otherwise act with respect to the Contracts, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto. The Servicer is authorized in its discretion to waive any Administrative Fees that may be collected in the ordinary course of servicing any Contract.

          (b) The Servicer may at any time agree to a modification or amendment of a Contract in order to (i) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (ii) re-amortize the scheduled payments on the Contract following a partial Prepayment.

          (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Contract (in addition to those modifications permitted by Section 3.2(b)) in accordance with its credit and collection policies and procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Contract, will maximize the amount to be received by the Issuer with respect to such Contract, and is otherwise in the best interests of the Issuer; PROVIDED, HOWEVER, that:

               (i) the aggregate period of all extensions on a Contract shall not exceed three months; PROVIDED that the Servicer may, in its discretion, grant extensions beyond three months (but in no event beyond the final Stated Maturity Date) so long as the aggregate of the Contract Principal Balances of all Contracts as to which such extensions have been granted
     does not exceed          % of the Cut-Off Date Contract Pool Principal
     Balance;

               (ii) in no event may a Contract be extended beyond the Collection Period immediately preceding the final Scheduled Maturity Date;

               (iii) no such extension, modification or amendment shall be granted more than 90 days after the date of execution and delivery of this Agreement if such action would have the effect of causing such Contract to be deemed to have been exchanged for another Contract within the meaning of
     Section 1001 of the Internal Revenue Code of 1986, as amended, or any proposed, temporary or final Treasury Regulations issued thereunder; and

               (iv) no such modification or amendment shall be granted if, as a result thereof, any of the representations or warranties contained in clauses [(u), (v), (w) and (x)] of the Contract Representations and Warranties would cease to be true.

Nothing in this Section 3.2(c) shall be deemed to prevent the Servicer from extending or renewing, or otherwise accepting the continued performance by the Obligor under, a Contract after expiration of its stated term.

          (d) The Servicer will not allow a Prepayment, in whole or in part, of any Lease Contract which, by its terms, is not prepayable, unless the amount of such Prepayment, together with such additional amounts as are (i) available to the Servicer for the purpose of prepaying such Lease Contract (including the Servicer's own funds, but excluding any monies otherwise constituting Pledged Revenues) and (ii) deposited in the Collection Account contemporaneously with such Prepayment, is at least equal to the Required Payoff Amount for such Lease Contract.

          (e) The Servicer shall remit all payments by or on behalf of the Obligors (other than amounts constituting Administrative Fees) received by the Servicer to the Servicing Account as soon as practicable, but in no event later than the second Business Day after receipt thereof.

          SECTION 3.3. REALIZATION UPON CONTRACTS. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall, except as provided in the following paragraph, use commercially reasonable efforts to repossess (or otherwise comparably convert the ownership of) and dispose of any Equipment securing a Contract with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Contract but in no event later than the date on which 10% or more of a Scheduled Payment has become 180 days delinquent. The Servicer will not be required to repossess (or otherwise comparably convert the ownership of) any Equipment the repossession of which, in accordance with the Servicer's credit and collection policies and procedures, and based on the Servicer's good faith estimate of the value of the Equipment and its availability, would not be reasonable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include the sale of the related Equipment at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Contract. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its reasonable judgment that such repair and/or repossession shall increase the proceeds of liquidation of the related Contract by an amount greater than the amount of such expenses. All amounts received upon liquidation of Equipment shall be remitted by the Servicer to the Servicing Account as soon as practicable, but in no event later than the second Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating Equipment into cash proceeds, but only out of the cash proceeds of such Equipment or any deficiency obtained from the Obligor, which amounts may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Equipment, as well as any sales or similar taxes on the disposition thereof, and shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to the related Contract.

          Although it is intended that the Servicer dispose of any Equipment in a commercially reasonable manner with a view to realizing proceeds at least equal to the fair market value of the Equipment, the Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which does not result in the timely receipt of Liquidation Proceeds equal to the fair market value thereof. However, if, under any circumstances, the Liquidation Proceeds (together with liquidation expenses retained by the Servicer) derived by the Servicer with respect to any Equipment upon the disposition thereof is, in the reasonable judgment of the Servicer, less than the fair market value thereof, the Servicer shall, within two Business Days after the receipt of such Liquidation Proceeds, deposit to the credit of the Servicing Account, from its own monies and in addition to such Liquidation Proceeds, an amount equal to such deficiency. Any such amounts so deposited by the Servicer shall be treated as additional Liquidation Proceeds with respect to the related Contract and Equipment.

          SECTION 3.4.  INSURANCE, MAINTENANCE AND TAXES.

          (a) The Servicer shall establish one or more insurance, maintenance and tax accounts (collectively, the "Insurance, Maintenance and Tax Accounts") in the name of the Servicer and for the benefit of the respective Obligors. The Servicer shall deposit into the Insurance, Maintenance and Tax Accounts any payments made by or on behalf of Obligors which constitute (i) insurance premiums paid by an Obligor to the lessor or secured party under a Contract (except for any such payments in respect of insurance premiums which were paid by the applicable Originator prior to the Cut-Off Date, which payments shall constitute Scheduled Payments hereunder), (ii) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Contract (unless paid directly by such insurance company or comparable third party directly to the Obligor), (iii) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Contract in respect of the maintenance of the related

Equipment, and (iv) taxes paid by the Obligor with respect to the related Contract or Equipment (except for any such payments in respect of taxes which were paid by the applicable Originator prior to the Cut-Off Date, which payments shall constitute Scheduled Payments hereunder). None of the foregoing payments shall constitute Pledged Revenues except under the circumstances described in clause (c)(ii) below.

          (b) The Servicer shall withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay when due (i) all insurance premiums in the amounts received under clause (a)(i) above, (ii) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (a)(iii) above, and (iii) all taxes in the amounts received under clause (a)(iv) above. If the Servicer paid any such insurance premiums, maintenance costs or taxes from its own funds prior to receipt of the corresponding amounts from the Obligor, the Servicer shall be entitled to reimbursement therefor from payments thereafter received from such Obligor.

          (c) Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (a)(ii) above shall be applied by the Servicer as follows: (i) if the Obligor purchases equipment to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, the Servicer shall release such amount so received from the insurance company or comparable third party to or at the instructions of the Obligor; and
(ii) if such replacement option is not exercised by the Obligor, then the Servicer shall treat such amount as Liquidation Proceeds and (A) if the related Contract is a Loan Contract, transfer such amount from the Insurance, Maintenance and Tax Accounts to the Collection Account, and (B) if the related Contract is a Lease Contract, transfer (I) that portion thereof which is allocable to the Notes and the Equity Certificates (as described in the second sentence of the definition of "Liquidation Proceeds") from the Insurance, Maintenance and Tax Account to the Collection Account, and (II) the balance thereof from the Insurance, Maintenance and Tax Account to the Equipment Account.

          (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee, on behalf of the Issuer, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Owner Trustee for the benefit of the Equity Certificateholders and the Equipment Certificateholder and the Indenture Trustee for the benefit of the Noteholders.

          (e) With respect to each Contract, the Servicer shall maintain customary insurance against casualty loss with respect to any Equipment financed by or leased pursuant to the Contract, to the extent the Contract requires the lessor or secured party under the Contract to maintain such insurance, and shall otherwise require the Obligor under the Contract to maintain such insurance, to the extent the Contract requires that such insurance be maintained by the Obligor. The Servicer shall not otherwise be liable to the Owner Trustee, the Indenture Trustee or any Noteholder or Certificateholder for any casualty loss with respect to any Equipment related to a Contract, except to the extent otherwise explicitly provided in this Agreement.

          [(f) The Servicer shall give prompt written notice to the Indenture Trustee of the Servicer's failure to pay when due any insurance premium or tax payment required to be paid pursuant to this Section 3.4 and the reason for such failure. Upon receipt of any such notice, or if the Indenture Trustee has otherwise received notice of any such failure to pay an insurance premium or tax payment, the Trustee shall take such actions as are reasonably necessary (including the withdrawal of monies, if any, available therefor in the Insurance, Maintenance and Tax Accounts and payment of such insurance premium or tax payment) to cause any such amounts to be paid. The Indenture Trustee shall be permitted to withdraw monies from the Insurance, Maintenance and Tax Accounts for purposes of performing its obligations under this paragraph, but shall not, in any event, be required to use its own funds for such purposes.]

          SECTION 3.5. MAINTENANCE OF SECURITY INTERESTS IN EQUIPMENT. To the extent the Servicer's credit and collection policies and procedures in this regard would so require (it being acknowledged that, in certain instances, such credit and collection policies and procedures would not so require), the Servicer shall take such steps as are necessary to maintain perfection of any security interest created by each Contract in the related Equipment on behalf of the Issuer, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Owner Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer as necessary because of the relocation of Equipment or for any other reason.

          SECTION 3.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants.

          (a)  The Servicer covenants as follows:

               (i) LIENS IN FORCE. The Equipment securing each Contract shall not be released in whole or in part from any interest the lessor or secured party may have in such Equipment under the terms of the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

               (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Issuer, the Equity Certificateholders, the Equipment Certificateholder or the Noteholders in the Contracts, the Insurance Policies or the other Trust Property; and

               (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Contract with respect to the Scheduled Payments thereon, except (A) in accordance with Section 3.2, or (B) at such time as the Notes and the Equity Certificates are no longer Outstanding, with the consent of the Owner Trustee.

          (b) The Servicer represents, warrants and covenants as of the date of execution and delivery of this Agreement:

               (i) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the Servicer's Related Documents;

               (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the performance of its obligations under this Agreement and the Servicer's Related Documents) requires or shall require such qualification;

               (iii) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

               (iv) BINDING OBLIGATION. This Agreement and the Servicer's Related Documents shall each constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

               (v) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this

     Agreement and the Servicer's Related Documents, and the fulfillment of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or any Related Document, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

               (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Servicer's Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Servicer's Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Servicer's Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or the Notes; and

               (vii) NO CONSENTS. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Servicer's Related Documents.

          SECTION 3.7. SUB-SERVICERS. The Servicer may, without the Owner Trustee's consent, maintain or enter into one or more agreements with Sub-Servicers for the servicing and administration of the Contracts by such Sub-Servicers. Notwithstanding the terms or existence of any such agreement between the Servicer and a Sub-Servicer, the Servicer shall not be relieved of any of its obligations under this Agreement by reason of such agreement and shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone was servicing and administering the Contracts, and neither the Owner Trustee nor the Indenture Trustee shall have any obligation to deal with anyone other than the Servicer with respect to the servicing of the Contracts.

          SECTION 3.8.  TOTAL SERVICING FEE; PAYMENT OF EXPENSES BY SERVICER.
On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Collection Period pursuant to Section 8.03(i) of the Indenture. The Servicer shall be entitled to retain, as additional servicing compensation under this Agreement, any Administrative Fees and any earnings on the investment of amounts in the Servicing Account.
The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and all expenses incurred in connection with reports to Equity Certificateholders and Noteholders). In addition, the Servicer shall pay to the Indenture Trustee, and the Indenture Trustee shall be entitled to, certain annual fees and shall reimburse the Indenture Trustee for all ordinary and reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under the Indenture (excluding those incurred or made in the performance of its duties under Article V of the Indenture, as referred to in Section 6.07(b) of the Indenture). Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts.

          SECTION 3.9. SERVICER'S CERTIFICATE. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make the withdrawals and distributions required by Sections 8.03 and 8.06 of the Indenture (including, for purposes of making withdrawals from the Cash Collateral Account pursuant to Section 8.06(c) of the Indenture, notice to the Indenture Trustee of any amounts to be so withdrawn which have not resulted, directly or indirectly, from delinquencies or defaults, or both, on the Contracts), (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders and Equity Certificateholders required by
Section 7.05 of the Indenture, and (iii) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Payment Date, including the accounting required by Section 4.4. Contracts purchased by TCC on the related Deposit Date or by the Depositor on the related Accounting Date, and each Contract which became a Liquidated Contract or which was paid in full during the related Collection Period, shall be identified by account number (as set forth in the Schedule of Contracts). A copy of such certificate may be obtained by any Equity Certificateholder or Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

          SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF SERVICER TERMINATION EVENT.

          (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31,

1997, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the date of execution and delivery of this Agreement to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Depositor or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Servicer or the Depositor (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

          SECTION 3.11.  ANNUAL INDEPENDENT ACCOUNTANTS' REPORT.

          (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1997, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the date of execution and delivery of this Agreement to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Owner Trustee and to the Indenture Trustee, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, including procedures as determined by the Independent Accountants related to (1) the documents and records concerning the servicing of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the servicing agreements covered thereby, including this Agreement); and (2) the delinquency and loss statistics relating to the Servicer's portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables; and except as described in the statement, disclosed no exceptions or errors in the records relating to the contracts serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates, and (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found.

          (b) The Accountants' Report shall also indicate that the firm is independent of the Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (c) A copy of the Accountants' Report may be obtained by any Equity Certificateholder or Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

          SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING CONTRACTS. The Servicer shall provide to representatives of the Owner Trustee and the Indenture Trustee reasonable access to the documentation regarding the Contracts. The Servicer shall provide such access to any Equity Certificateholder or Noteholder (or Note Owner) only in such cases where the Servicer is required by applicable statutes or regulations (whether applicable to the Servicer or to such Equity Certificateholder or Noteholder or Note Owner) to permit such Equity Certificateholder or Noteholder (or Note Owner) to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law, rule or contractual provision with an Obligor prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Equity Certificateholder or Noteholder (or Note Owner), by its acceptance of an Equity Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

          SECTION 3.13. CERTAIN DUTIES OF THE SERVICER UNDER THE TRUST AGREEMENT. The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of federal securities laws, notify the Issuer of any actions to be taken by the Issuer necessary for compliance with such laws and prepare on behalf of the Issuer all notices, filings or other documents or instruments required to be filed under such laws.

          SECTION 3.14. DUTIES OF THE SERVICER UNDER THE INDENTURE. The Servicer shall, and hereby agrees that it will, perform on behalf of the Issuer and the Owner Trustee the following duties of the Issuer or the Owner Trustee, as applicable, under the Indenture (references are to the applicable Sections in the Indenture):

          (a) the direction to the Paying Agents, if any, to deposit moneys with the Indenture Trustee (Section 3.03);

          (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each other instrument and agreement included in the Trust Estate (Section 3.04);

          (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

          (d)  the annual delivery of Opinions of Counsel, in accordance with
Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with
Section 3.09 of the Indenture, as to compliance with the Indenture (Sections
3.06 and 3.09);

          (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 4.01);

          (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

          (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.11);

          (h) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02, 8.04 and 8.05);

          (i) the preparation of Trust Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03);

          (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01); and

          (k)  the recording of the Indenture, if applicable (Section 11.15).

          SECTION 3.15. FIDELITY BOND. The Servicer shall maintain (i) a policy or policies of insurance covering errors and omissions by the Servicer, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables having an unpaid balance of at least $100,000,000 and which are generally regarded as servicers acceptable to institutional investors.

                                      ARTICLE IV

                               COLLECTIONS AND DEPOSITS

          SECTION 4.1. INITIAL DEPOSIT. On the date of execution and delivery of this Agreement, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and Prepayments of Contracts received by the Servicer on or after the Cut-Off Date (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date) and on or prior to the [fifth] Business Day immediately preceding such date and (ii) all Liquidation Proceeds (including proceeds of Insurance Policies to be treated as such in accordance with Section 3.4) realized in respect of the related Equipment and applied by the Servicer after the Cut-Off Date.

          SECTION 4.2.  COLLECTIONS.

          (a) The Servicer shall establish the Servicing Account in the name of the Indenture Trustee for the benefit of the Certificateholders and the Noteholders. The Servicer shall remit to the Servicing Account all payments by or on behalf of the Obligors on the Contracts (other than amounts constituting Administrative Fees) and all Liquidation Proceeds (including (1) proceeds of Insurance Policies to be treated as such in accordance with Section 3.4 and (2) deficiency amounts paid by the Servicer with respect to the disposition of Equipment to be treated as such in accordance with the last paragraph of Section 3.3) received by the Servicer, in each case, as soon as practicable, but in no event later than the second Business Day after receipt thereof. Within five Business Days after the deposit of such payments and proceeds therein, the Servicer shall transfer all amounts credited to the Servicing Account on account of such payments and proceeds (i) to the extent they constitute Pledged Revenues, to the Collection Account, and (ii) to the extent they represent amounts allocated to the Equipment Certificateholder, to the Equipment Account. Notwithstanding the foregoing, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer if the Servicer provides to the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agency of the rating then assigned to the Notes or the Equity Certificates. Amounts from time to time in the Servicing Account may be invested in such Eligible Investments as the Servicer may determine (taking into account the timing of the transfer of such amounts to the Collection Account and the Equipment Account, as aforesaid), and the Servicer shall be entitled to retain any earnings on such investments as additional servicing compensation hereunder.

          (b) The Servicer shall remit to the Collection Account (i) that portion of any Purchase Amount relating to the Required Payoff Amount received by the Servicer upon the purchase by TCC of any Contract pursuant to Section 2.6, and (ii) that portion of the amount paid by the Depositor to purchase the Contracts pursuant to Section 5.1 as is required to be deposited in the Collection Account pursuant to such Section.

          (c) Notwithstanding the provisions of subsections (a) and (b) hereof, the

Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer in good faith to (i) have resulted from mistaken deposits or postings or checks returned for insufficient funds, or (ii) be required to be repaid to an Obligor. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 8.03(i) of the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee as may be necessary in the opinion of the Indenture Trustee to verify the accuracy of such certification.

          (d) The Servicer shall remit directly to the Equipment Account (i) that portion of any Purchase Amount relating to the Book Value received by the Servicer upon the purchase by TCC of any Contract pursuant to Section 2.6, and
(ii) that portion of the amount paid by the Depositor to purchase the Equipment pursuant to Section 5.1 as is required to be deposited in the Equipment Account pursuant to such Section.

          SECTION 4.3. APPLICATION OF COLLECTIONS. For the purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

               (a) With respect to each Contract, payments by or on behalf of the Obligor thereof (other than Administrative Fees with respect to such Contract, to the extent collected) shall be applied to Scheduled Payments and Prepayments in accordance with the terms of such Contract and the Servicer's credit and collection policies and procedures. With respect to each Liquidated Contract, that portion of the Liquidation Proceeds allocable to the Notes and the Equity Certificates shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Contract as if the Liquidation Proceeds had been paid by the Obligor on the Accounting Date, and then to any other amounts due and payable with respect to such Contract. The Servicer shall not be entitled to any Administrative Fees with respect to a Liquidated Contract unless the Required Payoff Amount for such Contract has been deposited in the Collection Account.

               (b) With respect to each Contract that has become a Purchased Contract as of any Deposit Date, that portion of the Purchase Amount relating to the Required Payoff Amount shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Contract as if the Purchase Amount had been paid by the Obligor on
     the related Accounting Date.   Nothing contained herein shall relieve any
     Obligor of any obligation relating to any Contract. All payments by or on behalf of an Obligor received with respect to any Purchased Contract after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by TCC, shall be paid to TCC and shall not be included in Pledged Revenues.

          (c) With respect to each Contract that has been purchased by the Depositor pursuant to Section 5.1, that portion of the purchase price paid relating to the Required Payoff Amount shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Contract as if such purchase price had been paid by the Obligor on
     the Accounting Date.   Nothing contained herein shall relieve any Obligor
     of any obligation relating to any Contract. All payments by or on behalf of an Obligor received with respect to any Contract so purchased after the Accounting Date on which the purchase price was paid by the Depositor, shall be paid to the Depositor and shall not be included in the Amount Available.

          SECTION 4.4. NET DEPOSITS. So long as no Servicer Termination Event shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances to be made by it pursuant to Section 4.2 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 8.03(i) of the Indenture); PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and, PROVIDED, FURTHER, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

          SECTION 4.5. EXPIRATION OF LEASE CONTRACTS. In the case of any Lease Contract which has reached its stated expiration date, is not in default and as to which, in accordance with the terms of such Lease Contract, the lessor thereunder is entitled to the related Equipment, the Servicer shall take such action as the Equipment Certificateholder shall direct to vest title to such Equipment in the Equipment Certificateholder. Any payments thereafter made by the Obligor in respect of such Equipment, whether on the related Lease Contract or otherwise, shall be the property of the Equipment Certificateholder or its designated assignee.

                                      ARTICLE V

                                     TERMINATION

          SECTION 5.1. OPTIONAL PURCHASE OF ALL CONTRACTS; LIQUIDATION OF TRUST ESTATE.

          (a) At such time as the sum of the Aggregate Principal Balance of the Notes and the Principal Balance of the Equity Certificates is less than 10% of the Cut-Off Date Contract Pool Principal Balance, the Depositor shall have the option to purchase the corpus of the Issuer; PROVIDED, HOWEVER, that that portion of the amount to be paid for such purchase (as set forth in the following sentence) constituting Pledged Revenues shall, in any event, be sufficient to pay the full amount of principal and interest then due and payable on the Notes and the Equity Certificates. To exercise such option, Depositor shall, on any Accounting Date, pay to the Servicer the aggregate purchase price for the Contracts (which shall be an amount equal to (i) the sum of the Required Payoff Amounts for all of the Contracts plus (ii) the Book Value of all related Equipment), plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Issuer, such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Indenture Trustee (or, if the Notes are no longer Outstanding, the Owner Trustee), and shall succeed to all interests in and to the Trust Property. The fees and expenses related to such appraisal shall be paid by the Depositor. The Servicer shall immediately deposit the purchase price so paid as follows: (1) into the Collection Account, that portion thereof paid in respect of the Required Payoff Amounts of the Contracts, to be distributed in accordance with
Section 10.01 of the Indenture, (2) into the Equipment Account, that portion thereof paid in respect of the Book Value of the Equipment, and (3) into the Equity Certificate Distribution Account, the balance thereof, to be distributed in accordance with Section 5.2 of the Trust Agreement.

          (b) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

                                      ARTICLE VI

                                    THE DEPOSITOR

          SECTION 6.1. LIABILITY OF DEPOSITOR. The Depositor shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Depositor and the representations made by the Depositor.

          SECTION 6.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, DEPOSITOR; AMENDMENT OF CERTIFICATE OF INCORPORATION.

          (a) The Depositor shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Depositor's business except in accordance with the requirements of this Section. The certificate of incorporation of any corporation (i) into which the Depositor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Depositor shall be a party, or (iii) succeeding to the business of Depositor, shall contain provisions relating to limitations on business and other matters substantively identical to those contained in the Depositor's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Depositor under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Depositor shall provide prompt notice of any merger, consolidation or succession pursuant to this
Section 6.2 to the Owner Trustee, the Indenture Trustee and the Rating Agencies. Notwithstanding the foregoing, the Depositor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Depositor's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.4 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (y) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Trust Property and reciting the details of the filings or
(B) no such action shall be necessary to preserve and protect such interest.

          (b) The Depositor hereby agrees that it shall not (i) take any action prohibited by Article XVI of its certificate of incorporation or (ii) without the prior written consent of the Owner Trustee and the Indenture Trustee and without giving prior written notice to the Rating Agencies, amend Article III, Article IX, Article XIV or Article XVI of its certificate of incorporation.

          SECTION 6.3. LIMITATION ON LIABILITY OF DEPOSITOR AND OTHERS. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as transferor of the Contracts under this Agreement and that in its opinion may involve it in any expense or liability.

          SECTION 6.4. DEPOSITOR MAY OWN CERTIFICATES OR NOTES. Each of the Depositor and any Affiliate of the Depositor may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Depositor or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Certificates or Notes so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of the Certificates or Notes; PROVIDED that any Certificates or Notes owned by the Depositor or any Affiliate thereof, during the time such Certificates or Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document (it being acknowledged that any Certificate owned by or pledged to [the Revolver Trust] shall not be deemed to be an Affiliate of the Depositor for this purpose). The Depositor shall notify the Owner Trustee and the Indenture Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Certificate or Note.

                                     ARTICLE VII

                                     THE SERVICER

          SECTION 7.1.  LIABILITY OF SERVICER; INDEMNITIES.

          (a) The Servicer (in its capacity as such and, in the case of TCC, without limitation of its obligations under the Purchase Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, their respective officers, directors, agents and employees, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders through the Servicer's breach of this Agreement, the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

          (c) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes (other than income taxes on fees and expenses payable to the Owner Trustee), expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement and the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability (A) is due to the willful misfeasance or gross negligence of the Owner Trustee, or (B) arises from the Owner Trustee's breach of any of its representations or warranties set forth in
Section 7.3 of the Trust Agreement; PROVIDED, HOWEVER, that amounts payable under this paragraph shall be increased by the amount of income taxes actually paid by the Owner Trustee in respect of any indemnity payment unless the Owner Trustee received or can reasonably be expected to receive a tax deduction for the related loss or cost.

          (d) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, with interest
thereon at a rate per annum equal to                      .

          (e) TCC, in its individual capacity, hereby acknowledges that the indemnification provisions in the Purchase Agreement benefiting the Issuer, the Owner Trustee and the Indenture Trustee are enforceable by each hereunder.

          SECTION 7.2.  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE

OBLIGATIONS OF, THE SERVICER. Following the Merger Consummation Date, the Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee and the Indenture Trustee. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (b) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee in the Trust Property and reciting the details of the filings or (2) no such action shall be necessary to preserve and protect such interest, and (d) the Rating Agency Condition has been satisfied.

          SECTION 7.3. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Certificateholders or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer or such person, as the case may be; PROVIDED FURTHER, that this provision shall not affect any liability to indemnify the Owner Trustee and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Owner Trustee or the Indenture Trustee, each in its individual capacity. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under this Agreement.

          SECTION 7.4.  SERVICER NOT TO RESIGN.  Subject to the provisions of
Section 7.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, and a Note Majority (or, at such time as the Notes are no longer Outstanding, an Equity Certificate Majority) does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Owner Trustee and the Indenture Trustee. No resignation of the Servicer shall become effective until a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer; PROVIDED, HOWEVER, that in the event a successor Servicer is not appointed within 60 days after the Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Servicer may petition a court for its removal.

          SECTION 7.5. CORPORATE EXISTENCE. The Servicer shall maintain its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have an adverse effect on the validity or enforceability of any Contract or this Agreement or on the ability of the Servicer to perform its duties under this Agreement.

                                     ARTICLE VIII

                             SERVICER TERMINATION EVENTS

          SECTION 8.1. SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

               (a) Any failure by the Servicer to deposit within the time periods specified in this Agreement in the Collection Account for distribution to Equity Certificateholders or Noteholders, or in the Equipment Account for distribution to the Equipment Certificateholders, any proceeds or payment required to be so deposited under the terms of this Agreement (or, if TCC is the Servicer, the Purchase Agreement) that continues unremedied for a period of five Business Days (three Business Days with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a Responsible Officer of the Servicer; or

               (b) Failure by the Servicer to deliver to the Indenture Trustee and the Owner Trustee the Servicer's Certificate by the Business Day prior to the related Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2; or

               (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (or, if TCC is the Servicer, the Purchase Agreement), which failure (i) materially and adversely affects the rights of the Issuer, Certificateholders or Noteholders, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or any Certificateholder or Noteholder; or

               (d) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer; or

               (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the

     Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

               (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer, Certificateholders or Noteholders, and, within 30 days after written notice thereof shall have been given to the Servicer or the Depositor by the Owner Trustee, the Indenture Trustee or any Certificateholder or Noteholder, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

          SECTION 8.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Indenture Trustee may, and at the direction of a Note Majority (or, at such time as the Notes are no longer Outstanding, an Equity Certificate Majority or the Equipment Certificateholder) shall, by notice given in writing to the Servicer and the Owner Trustee, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates, the Notes, the Trust Property or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Indenture Trustee (unless and until a successor Servicer is appointed in accordance with Section 8.3); PROVIDED, HOWEVER, that the Indenture Trustee shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Indenture Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The Indenture Trustee is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in any of the Trust Accounts or thereafter received with respect to the Contracts and the delivery to the Indenture Trustee of all Contract Files, Monthly Records and Collection Records [and a computer tape in readable form as of the most recent Business Day] containing all information necessary to enable the Indenture Trustee or a successor Servicer to service the Contracts and the other Trust Property. The terminated Servicer shall grant the Owner

Trustee, the Indenture Trustee and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

          SECTION 8.3.  INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive the Total Servicing Fee. The Owner Trustee and the Indenture Trustee shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is legally unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any Eligible Servicer as the successor to the Servicer hereunder in the performance of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor pursuant to the preceding sentence, the Indenture Trustee shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

          (c) In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Contracts as it and such successor shall agree; PROVIDED, HOWEVER, that no such monthly compensation shall, without the written consent of the Depositor and 100% of the Noteholders and the Equity Certificateholders, exceed the Total Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (d) If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

          (d) At such time as any successor Servicer (including the Indenture Trustee) becomes Servicer hereunder, it shall agree to perform all of the obligations of the Servicer under the Cash Collateral Account Agreement, and shall take such actions as the parties to the Cash Collateral Account Agreement may reasonably request to evidence such agreement.

          SECTION 8.4.  NOTIFICATION TO CERTIFICATEHOLDERS AND NOTEHOLDERS.
Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

          SECTION 8.5. WAIVER OF PAST DEFAULTS. A Note Majority (or, at such time as the Notes are no longer Outstanding, an Equity Certificate Majority or the Equipment Certificateholder) may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

          SECTION 9.1.  AMENDMENT.

          (a) This Agreement may be amended by the Depositor, the Servicer, the Issuer and the Indenture Trustee without the consent of any of the Noteholders or Equity Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement that may be inconsistent with any other provision herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or Equity Certificateholders.

          (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Issuer and the Indenture Trustee with the consent of an Equity Certificate Majority and a Note Majority (which consent of any Holder of an Equity Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Equity Certificate or Note and of any Equity Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Equity Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Equity Certificates or Notes; PROVIDED, HOWEVER, that no such amendment shall
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions required to be made on any Equity Certificate or Note or the rate of interest payable thereon,
(b) amend any provisions of Section 5.06 or 8.03 of the Indenture in such a manner as to affect the priority of payment of interest or principal to Noteholders or Equity Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Equity Certificates or Notes then Outstanding and affected thereby; and PROVIDED, FURTHER, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

          (c) Promptly after the execution of any such amendment or consent, the Owner Trustee or the Indenture Trustee, as appropriate, shall furnish written notification of the substance of such amendment or consent to each Certificateholder and Noteholder.

          (d) It shall not be necessary for the consent of Equity Certificateholders or Noteholders pursuant to Section 9.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Equity Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Equity Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee, as applicable, may prescribe, including the establishment of record dates.

          (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 9.2(h). The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 9.2.  PROTECTION OF TITLE TO TRUST PROPERTY.

          (a) The Depositor shall execute and file such financing statements and cause to be executed and filed such continuation and other statements (including those prepared by the Servicer pursuant to Section 3.14(c)), all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Owner Trustee and the Indenture Trustee in the Trust Property and in the proceeds thereof; except that
(i) UCC-1 financing statements and continuation statements, listing the Obligor as debtor and the related Equipment as collateral, need be filed only as required by Section 3.5; and (ii) no assignments of any such financing statements relating to the Equipment shall be filed to reflect the assignment of the Contracts by the Originators to the Depositor and by the Depositor to the Issuer. The Depositor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Depositor nor the Issuer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Depositor in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) Each of the Depositor, the Servicer and the Issuer shall give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of transfer and assignment under this Agreement of the Contracts to the Issuer, the Servicer's master computer records (including any backup archives) that refer to any Contract indicate clearly that the Contract is owned by the Issuer. Indication of the Trust's ownership of a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Contract has been paid in full or purchased by the Depositor or TCC.

          (f) Upon receipt by the Servicer of reasonable prior notice, Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents, at any time during the Servicer's normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contracts or any other portion of the Trust Property.

          (g) The Servicer shall furnish to the Owner Trustee and the Indenture Trustee at any time upon request a list (which may, at the option of the Servicer, be on a computer disk or other electronic storage medium) of all Contracts then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Issuer. Upon request, the Servicer shall furnish a copy of any list to the Depositor. The Owner Trustee shall hold any such list and Schedule of Contracts for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

          (h) The Depositor and the Servicer shall deliver to the Owner Trustee and the Indenture Trustee simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 9.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Contracts and the other Trust Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

          (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date of execution and delivery of this Agreement, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

          SECTION 9.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 9.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Equity Certificates or the Notes or the respective rights of the Holders thereof.

          SECTION 9.5. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer), this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, a Note Majority, an Equity Certificate Majority and the Equipment Certificateholder.

          SECTION 9.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          SECTION 9.7. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 9.8. INTENTION OF PARTIES. The parties hereto intend that, in the event that the conveyance of the Contracts and other Trust Assets pursuant to this Agreement is determined to be made as security for a loan made by the Issuer, the Equity Certificateholders or the Noteholders to the Depositor, the Depositor intends that it shall have granted to the Owner Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Property conveyed to the Issuer pursuant to Section
2.1 of this Agreement, and that this Agreement shall constitute a security agreement under applicable law.

          SECTION 9.9. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of TCC, the Depositor or the Servicer, at the following address:

        , with copies to:
                                       , (b) in the case of the Owner Trustee,
at
               , and (c) in the case of the Indenture Trustee, at
                                                                              ,
or at such other address as shall be designated by any such party in a written notice to the other parties.

          SECTION 9.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and
delivered by                                                     , not
individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by ________________ but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on ____________ _________, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall ________________ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.

                               [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer, the Depositor, TCC, the Servicer and the
  Indenture Trustee have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        ISSUER:
                                        CAPITA EQUIPMENT RECEIVABLES
                                          TRUST 1996-1

                                        By                                     ,
                                             ----------------------------------


                                             not in its individual capacity but
                                             solely as Owner Trustee

                                        By
                                             ----------------------------------
                                             Name:
                                             Title:

                                        DEPOSITOR:
                                        ANTIGUA FUNDING CORPORATION

                                        By
                                             ----------------------------------
                                             Name:
                                             Title:

                                        AT&T CAPITAL CORPORATION
                                        In its individual capacity and as
                                        Servicer

                                        By
                                             ----------------------------------
                                             Name:
                                             Title:

                                        INDENTURE TRUSTEE:

                                        ---------------------------------------

                                             not in its individual capacity but
                                             solely as Indenture Trustee

                                        By
                                             ----------------------------------
                                             Name:
                                             Title:

EXHIBIT A-1


                             SCHEDULE OF LEASE CONTRACTS


                                        A-2-53

                                                                     EXHIBIT A-2


                              SCHEDULE OF LOAN CONTRACTS


                                        A-2-54

                                      EXHIBIT B


                            FORM OF SERVICER'S CERTIFICATE


B-55